Exhibit 99.1

CONTACT: Thor Erickson - Investor Relations
+1 (678) 260-3110

Fred Roselli - Media Relations
+1 (678) 260-3421

COCA-COLA ENTERPRISES, INC. REPORTS
FIRST-QUARTER 2014 RESULTS

•	First-quarter diluted earnings per share were 44 cents on a reported basis, or 46 cents on a comparable basis, including a currency benefit of 3 cents.

•	Net sales were $1.9 billion, up 1 percent on a reported basis or down 2½ percent on a currency neutral basis; volume declined 1½ percent.

•	Reported operating income was $184 million; comparable operating income was $194 million, up 8 percent or up 2 percent on a currency neutral basis.

•
CCE affirms its full-year guidance for 2014, including comparable and currency neutral earnings per diluted share growth of approximately 10 percent, low single-digit net sales growth, and mid-single-digit operating income growth.

ATLANTA, April 24, 2014 - Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) today reported first-quarter 2014 operating income of $184 million, or $194 million on a comparable basis. In the quarter, diluted earnings per share were 44 cents on a reported basis, or 46 cents on a comparable basis. Currency translation had a positive impact of approximately 3 cents on comparable diluted earnings per share. Items affecting comparability are detailed on pages 10 through 12 of this release.

For the first quarter, net sales totaled $1.9 billion, an increase of 1 percent from the same quarter a year ago. On a currency neutral basis, net sales declined 2½ percent.
“Our results for the first quarter, our smallest of the year, were impacted by a combination of operating and marketplace factors and the timing of the Easter holiday,” said John F. Brock, chairman and chief executive officer. “As we move into the important summer season, we believe our solid marketing and operating initiatives, coupled with our disciplined financial approach, will enable us to build on the value of our brands, reach our full-year targets, and continue to focus on building shareowner value.”
Operating Review
During the first quarter, volume declined 1½ percent, including a decline of 9 percent in Great Britain and growth of 3½ percent on the Continent. The decline in Great Britain reflected a combination of market factors, including competitive conditions, the transition from 2-liter PET bottles to 1.75-liter PET bottles, and wet weather. Volume in continental Europe was led by solid growth in Coca-Cola trademark brands and mid-single-digit growth in still brands.
For the first quarter, net pricing per case was up 1 percent and cost of sales per case was flat. Operating expenses declined 3½ percent. These figures are comparable and currency neutral.
“Our first quarter volume performance reflects the impact of key operating strategies, including disciplined pricing and the transition to a new package in Great Britain, as well as dynamic market conditions,” said Hubert Patricot, executive vice president and president, European Group. “We continue to believe our solid customer relationships, excellent marketing initiatives, and ability to execute and activate at the highest levels will enable us to deliver volume growth in 2014.
“We will continue to manage our business to ensure that we invest for the long term while delivering on our current year objectives.”
Share Repurchase
In December 2013, our Board of Directors approved a new $1 billion share repurchase program - the fourth program since the creation of new CCE. The company continues to expect to repurchase approximately $800 million of its shares by the end of 2014. These plans may be adjusted depending on economic, operating, or other factors, including acquisition opportunities.
Full-Year 2014 Outlook
For 2014, CCE continues to expect earnings per diluted share to grow approximately 10 percent on a comparable and currency neutral basis. Based on recent rates, currency translation would benefit full-year 2014 earnings per share by just over 5 percent.
Net sales are expected to grow in a low single-digit range and operating income is expected to grow in a mid-single-digit range. This outlook is comparable and currency neutral.
The company now expects 2014 free cash flow of approximately $650 million. Capital expenditures are expected to be approximately $350 million. Weighted average cost of debt is expected to be approximately 3 percent and the comparable effective tax rate for 2014 is expected to be in a range of 26 percent to 28 percent.

Conference Call
CCE will host a conference call with investors and analysts today at 10 a.m. EDT. The call can be accessed through the company’s website at www.cokecce.com.
ABOUT CCE
    Coca-Cola Enterprises, Inc. (CCE) is the leading Western European marketer, producer, and distributor of non-alcoholic ready-to-drink beverages and one of the world’s largest independent Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. We operate with a local focus and have 17 manufacturing sites across Europe, where we manufacture nearly 90 percent of our products in the markets in which they are consumed. Corporate responsibility and sustainability is core to our business, and we have been recognized by leading organizations in North America and Europe for our progress in water use reduction, carbon footprint reduction, and recycling initiatives. For more information about our company, please visit our website at www.cokecce.com and follow us on twitter at @cokecce.
# # #

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and other SEC filings.

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share data)

	First Quarter
	2014	2013
Net sales	$1,870	$1,850
Cost of sales	1,220	1,216
Gross profit	650	634
Selling, delivery, and administrative expenses	466	523
Operating income	184	111
Interest expense, net	28	25
Other nonoperating income (expense)	(1)	(2)
Income before income taxes	155	84
Income tax expense	40	23
Net income	$115	$61
Basic earnings per share	$0.45	$0.22
Diluted earnings per share	$0.44	$0.21
Dividends declared per share	$0.25	$0.20
Basic weighted average shares outstanding	255	278
Diluted weighted average shares outstanding	260	285

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	First Quarter
	2014	2013
Net income	$115	$61
Components of other comprehensive income:
Currency translations
Pretax activity, net	11	(180)
Tax effect	—	—
Currency translations, net of tax	11	(180)
Net investment hedges
Pretax activity, net	(2)	27
Tax effect	1	(9)
Net investment hedges, net of tax	(1)	18
Cash flow hedges
Pretax activity, net	(3)	15
Tax effect	1	(4)
Cash flow hedges, net of tax	(2)	11
Pension plan adjustments
Pretax activity, net	6	6
Tax effect	(1)	(1)
Pension plan adjustments, net of tax	5	5
Other comprehensive income, net of tax	13	(146)
Comprehensive income	$128	$(85)

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	March 28, 2014	December 31, 2013
ASSETS
Current:
Cash and cash equivalents	$286	$343
Trade accounts receivable	1,736	1,515
Amounts receivable from The Coca-Cola Company	57	89
Inventories	478	452
Other current assets	213	169
Total current assets	2,770	2,568
Property, plant, and equipment, net	2,324	2,353
Franchise license intangible assets, net	4,014	4,004
Goodwill	125	124
Other noncurrent assets	458	476
Total assets	$9,691	$9,525
LIABILITIES
Current:
Accounts payable and accrued expenses	$1,944	$1,939
Amounts payable to The Coca-Cola Company	206	145
Current portion of debt	414	111
Total current liabilities	2,564	2,195
Debt, less current portion	3,730	3,726
Other noncurrent liabilities	224	221
Noncurrent deferred income tax liabilities	1,119	1,103
Total liabilities	7,637	7,245
SHAREOWNERS’ EQUITY
Common stock	3	3
Additional paid-in capital	3,910	3,899
Reinvested earnings	1,628	1,577
Accumulated other comprehensive loss	(318)	(331)
Common stock in treasury, at cost	(3,169)	(2,868)
Total shareowners’ equity	2,054	2,280
Total liabilities and shareowners’ equity	$9,691	$9,525

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	First Quarter
	2014	2013
Cash Flows from Operating Activities:
Net income	$115	$61
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	75	78
Share-based compensation expense	8	10
Deferred income tax benefit	(4)	(28)
Pension expense less than contributions	(2)	(4)
Net changes in assets and liabilities	(125)	(103)
Net cash derived from operating activities	67	14
Cash Flows from Investing Activities:
Capital asset investments	(88)	(88)
Capital asset disposals	12	—
Net cash used in investing activities	(76)	(88)
Cash Flows from Financing Activities:
Net change in commercial paper	402	123
Payments on debt	(104)	(213)
Shares repurchased under share repurchase programs	(289)	(287)
Dividend payments on common stock	(63)	(55)
Other financing activities, net	6	13
Net cash used in financing activities	(48)	(419)
Net effect of currency exchange rate changes on cash and cash equivalents	—	(7)
Net Change in Cash and Cash Equivalents	(57)	(500)
Cash and Cash Equivalents at Beginning of Period	343	721
Cash and Cash Equivalents at End of Period	$286	$221

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP (a)
(Unaudited; in millions, except per share data which is calculated prior to rounding)

	First-Quarter 2014
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$1,220	466	184	40	$115	$0.44
Items Impacting Comparability:
Mark-to-Market Effects (c)	(1)	(1)	2	1	1	—
Restructuring Charges (d)	—	(8)	8	3	5	0.02
Comparable (non-GAAP)	$1,219	457	194	44	$121	$0.46
		Diluted Weighted Average Shares Outstanding				260

	First-Quarter 2013
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$1,216	523	111	23	$61	$0.21
Items Impacting Comparability:
Mark-to-Market Effects (c)	(3)	2	1	—	1	—
Restructuring Charges (d)	(3)	(65)	68	19	49	0.18
Comparable (non-GAAP)	$1,210	460	180	42	$111	$0.39
		Diluted Weighted Average Shares Outstanding				285

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP SEGMENT INCOME (a)
(Unaudited; in millions)

	First-Quarter 2014
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$224	$(40)	$184
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	2	2
Restructuring Charges (d)	8	—	8
Comparable (non-GAAP)	$232	$(38)	$194

	First-Quarter 2013
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$145	$(34)	$111
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	1	1
Restructuring Charges (d)	68	—	68
Comparable (non-GAAP)	$213	$(33)	$180

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited; in millions, except percentages)

	First-Quarter 2014 Change Versus First-Quarter 2013
Net Sales Per Case
Change in Net Sales per Case	4.5%
Impact of Excluding Post Mix, Non-Trade, and Other	0.5%
Bottle and Can Net Pricing Per Case	5.0%
Impact of Currency Exchange Rate Changes	(4.0)%
Currency-Neutral Bottle and Can
Net Pricing Per Case (a)	1.0%

Cost of Sales Per Case
Change in Cost of Sales per Case	3.5%
Impact of Excluding Post Mix, Non-Trade, and Other	0.5%
Bottle and Can Cost of Sales Per Case	4.0%
Impact of Currency Exchange Rate Changes	(4.0)%
Currency-Neutral Bottle and Can
Cost of Sales Per Case (a)	—%

Physical Case Bottle and Can Volume
Change in Volume	(3.0)%
Impact of Selling Day Shift	1.5%
Comparable Bottle and Can Volume (b)	(1.5)%

	First Quarter
Reconciliation of Free Cash Flow (c)	2014	2013
Net Cash Derived From Operating Activities	$67	$14
Less: Capital Asset Investments	(88)	(88)
Add: Capital Asset Disposals	12	—
Free Cash Flow	$(9)	$(74)

	March 28,	December 31,
Reconciliation of Net Debt (d)	2014	2013
Current Portion of Debt	$414	$111
Debt, Less Current Portion	3,730	3,726
Less: Cash and Cash Equivalents	(286)	(343)
Net Debt	$3,858	$3,494

(a) The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing Per Case" and "Currency-Neutral Bottle and Can Cost of Sales per Case" are used to more clearly evaluate bottle and can pricing and cost trends in the marketplace. These measures exclude items not directly related to bottle and can pricing or cost and currency exchange rate changes.

(b) The non-GAAP measure "Comparable Bottle and Can Volume" is used to analyze the performance of our business on a constant period basis. There was one less selling day in the first quarter of 2014 versus the first quarter of 2013.

(c) The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(d) The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.